UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On July 31, 2024 (the “Distribution Date”), at 11:59 p.m. Eastern Time, the previously announced separation (the “Separation”) of Seaport Entertainment Group Inc. (“Seaport Entertainment”) from Howard Hughes Holdings Inc. (“HHH” or the “Company”) was completed. The Separation of Seaport Entertainment, which is comprised of HHH’s pre-existing entertainment-related assets in New York City and Las Vegas, from HHH was achieved through the Company’s pro rata distribution of 100% of the outstanding shares of Seaport Entertainment common stock to holders of record of HHH common stock as of the close of business on July 29, 2024 (the “Record Date”). Each holder of record of HHH common stock received one share of Seaport Entertainment common stock for every nine shares of HHH common stock held at the close of business on the Record Date (the “Distribution”).

Following the Separation, the Company’s common stock will continue trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “HHH.” Simultaneously, on August 1, 2024, Seaport Entertainment became an independent, publicly traded company, and its common stock began trading “regular-way” on the NYSE American LLC under the ticker symbol “SEG.”

In connection with the Separation, on July 31, 2024, the Company entered into several agreements with Seaport Entertainment that, among other things, provide a framework for the Company’s relationship with Seaport Entertainment after the Separation, including the following agreements:

•	Separation Agreement

•	Transition Services Agreement

•	Tax Matters Agreement

•	Employee Matters Agreement

Summaries of certain material features of the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement are included below.

Separation Agreement

The Separation Agreement sets forth the Company’s agreements with Seaport Entertainment regarding the principal actions taken in connection with the Separation. It also sets forth other agreements that govern certain aspects of the Company’s relationship with Seaport Entertainment following the Separation and the Distribution.

Transfer of Assets and Assumption of Liabilities

The Separation Agreement identifies assets transferred, liabilities assumed and contracts allocated to each of the companies as part of the internal reorganization transaction and describes when and how these transfers, assumptions and assignments will occur, to the extent they have not already occurred prior to the parties’ entering into the Separation Agreement. The Separation Agreement provides for those transfers of assets and assumptions of liabilities that are necessary in connection with the Separation so that each of the Company and Seaport Entertainment retains or acquires the assets necessary to operate its respective businesses and retains or assumes the liabilities allocated in accordance with the Separation. The Separation Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between the Company and Seaport Entertainment. In particular, the Separation Agreement provides that, subject to the terms and conditions contained in the Separation Agreement:

•	“Seaport Entertainment Assets” (as defined in the Separation Agreement), including, but not limited to, the equity interests of Seaport Entertainment’s subsidiaries, assets reflected on its balance sheet and assets primarily (or in the case of business records and rights to indemnification, exclusively) relating to its business, are retained by or transferred to Seaport Entertainment or one of its subsidiaries, except as set forth in the Separation Agreement or one of the other agreements described below;

•	“Seaport Entertainment Liabilities” (as defined in the Separation Agreement), including, but not limited to, the following, are retained by or transferred to Seaport Entertainment or one of its subsidiaries:

o	all of the liabilities (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen or accrue, in each case before, at or after the effective time of the Separation) to the extent related to, arising out of or resulting from Seaport Entertainment’s business;

o	all of the liabilities as of the effective time of the Separation that would have resulted in such liabilities being included or reflected as liabilities or obligations of Seaport Entertainment or its subsidiaries on its balance sheet;

o	liabilities based upon, relating to or arising from Seaport Entertainment’s contracts;

o	liabilities based upon, relating to or arising from Seaport Entertainment’s intellectual property;

o	liabilities based upon, relating to or arising out of Seaport Entertainment’s permits;

o	liabilities based upon, relating to or arising out of Seaport Entertainment’s real property leases;

o	liabilities based upon, relating to or arising out of Seaport Entertainment’s owned property;

o	liabilities with respect to terminated, divested or discontinued businesses, assets or operations that were of such a nature that they would have been part of Seaport Entertainment’s business had they not been terminated, divested or discontinued;

o	“Environmental Liabilities” (as defined in the Separation Agreement) arising at, prior to or after the effective time of the Separation to the extent based upon, relating to or arising from the conduct of Seaport Entertainment’s business; and

o	liabilities arising out of claims by any third party against Seaport Entertainment to the extent relating to, arising out of or resulting from its business or assets; and

•	all assets and liabilities of the Company will be retained by the Company or one of its subsidiaries (other than Seaport Entertainment or one of its subsidiaries), except as set forth in the Separation Agreement or one of the other agreements described below and except for other limited exceptions that will result in Seaport Entertainment retaining or assuming certain other specified liabilities.

The allocation of liabilities with respect to taxes, except for payroll taxes and reporting and other tax matters expressly covered by the Employee Matters Agreement, are generally covered by the Tax Matters Agreement.

Except as expressly set forth in the Separation Agreement or any ancillary agreement, all assets were transferred on an “as is,” “where is” basis and the respective transferees bear the economic and legal risks that any conveyance proves to be insufficient to vest in the transferee good title, free and clear of any security interest, that any necessary approvals or notifications are not obtained or made or that any requirements of laws or judgments are not complied with. In general, neither the Company nor Seaport Entertainment make any representations or warranties regarding any assets or liabilities transferred or assumed, any consents or approvals that may be required in connection with such transfers or assumptions, or any other matters.

Certain of the liabilities and obligations assumed by one party or for which one party may have an indemnification obligation under the Separation Agreement and the other agreements relating to the Separation are, and following the Separation may continue to be, the legal or contractual liabilities or obligations of another party. Each such party that continues to be subject to such legal or contractual liability or obligation will rely on the applicable party that assumed the liability or obligation or the applicable party that undertook an indemnification obligation with respect to the liability or obligation, as applicable, under the Separation Agreement, to satisfy the performance and payment obligations or indemnification obligations with respect to such legal or contractual liability or obligation.

Cash Contribution

Pursuant to the Separation Agreement, the Company contributed $23.4 million to Seaport Entertainment to provide Seaport Entertainment with additional liquidity following the Separation and the Distribution.

Further Assurances; Separation of Guarantees

To the extent that any transfers of assets or assumptions of liabilities contemplated by the Separation Agreement were not consummated on or prior to the Distribution Date, each party agrees to use commercially reasonable efforts to take or to cause to be taken all actions, and to do, or to cause to be done, all things reasonably necessary under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation Agreement and other transaction agreements. Additionally, the Company and Seaport Entertainment agree to use commercially reasonable efforts to remove Seaport Entertainment and its subsidiaries as a guarantor of liabilities retained by the Company and its subsidiaries and to remove the Company and its subsidiaries as a guarantor of liabilities to be assumed by Seaport Entertainment.

Shared Contracts and Permits

In the event any contract or permit is not a Seaport Entertainment Asset and is shared between the Company and Seaport Entertainment, such contract or permit remains with the Company; however, the parties are required to take reasonable actions to cause the appropriate party to receive the benefit of the contract or permit after the Separation is complete.

Release of Claims and Indemnification

Except as otherwise provided in the Separation Agreement or any ancillary agreement, each party releases and forever discharges the other party and its subsidiaries and affiliates from all liabilities of such party, liabilities arising from, or in connection with, the transactions and other activities to implement the Separation and the Distribution and liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the effective time of the Separation (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the effective time of the Separation) to the extent relating to, arising out of or resulting from such party’s business, assets and liabilities. The releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation pursuant to the Separation Agreement or any ancillary agreement. These releases are subject to certain exceptions set forth in the Separation Agreement.

The Separation Agreement provides for cross-indemnities that, except as otherwise provided in the Separation Agreement, are principally designed to place financial responsibility for the obligations and liabilities allocated to Seaport Entertainment under the Separation Agreement with Seaport Entertainment and financial responsibility for the obligations and liabilities allocated to the Company under the Separation Agreement with the Company. Specifically, each party agrees to indemnify, defend and hold harmless the other party, its affiliates and subsidiaries and each of its past, present and future officers, directors, employees and agents for any losses relating to, arising out of or resulting from, directly or indirectly:

•	the liabilities the indemnifying party assumed or retained pursuant to the Separation Agreement;

•	any breach by the indemnifying party of the Separation Agreement or any ancillary agreement (unless such other ancillary agreement expressly provides for separate indemnification therein);

•	any third-party claims that the use of the indemnifying party’s intellectual property by the other party infringes the intellectual property rights of such third party;

•	any guarantee, indemnification or contribution obligation, letter of credit, bond or similar credit support commitment by the other party for the benefit of the indemnifying party; and

•	any untrue statement or alleged untrue statement of material fact or omission by such indemnifying party in the Registration Statement on Form 10 filed by Seaport Entertainment, as amended (the “Form 10”), the information statement filed as Exhibit 99.1 to the Form 10 or any other disclosure document.

Each party’s aforementioned indemnification obligations are uncapped; provided that the amount of each party’s indemnification obligations is subject to reduction by any insurance proceeds received by the party being indemnified. The Separation Agreement also specifies procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes is generally governed by the Tax Matters Agreement.

Legal Matters

Except as otherwise set forth in the Separation Agreement or any ancillary agreement (or as otherwise described above), each party to the Separation Agreement assumes the liability for, and may elect to control, all pending, threatened and future legal matters related to its own business or its assumed or retained liabilities and agrees to indemnify the other party for any liability arising out of or resulting from such legal matters.

Insurance

Following the Separation, the Company has agreed to provide insurance coverage for Seaport Entertainment through April 2025, after which Seaport Entertainment is responsible for obtaining and maintaining at its own cost its own insurance coverage. Additionally, with respect to certain claims arising prior to the Separation, Seaport Entertainment may seek coverage under the Company’s third-party insurance policies in effect prior to the Separation to the extent that coverage may be available thereunder.

No Restriction on Competition

None of the provisions of the Separation Agreement includes any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by either party.

No Hire and No Solicitation

Subject to customary exceptions, neither the Company nor Seaport Entertainment will, without the consent of the other party, solicit or hire any vice-president level and above employees of the other party or its subsidiaries for one year following the Separation.

Dispute Resolution

If a dispute arises between the Company and Seaport Entertainment under the Separation Agreement, the parties agree to first seek to settle the matter amicably by negotiation in the normal course of business at the operational level for a 15-day period. If the parties are unable to resolve the dispute in such manner, the Separation Agreement requires that executives of the parties negotiate to resolve such dispute for an additional 30-day period. If the parties are unable to resolve the dispute in this manner, then, unless otherwise agreed by the parties and except as otherwise set forth in the Separation Agreement, the Separation Agreement provides that dispute will be resolved through binding confidential arbitration.

Term/Termination

After the Distribution, the term of the Separation Agreement is indefinite, and it may only be terminated with the prior written consent of both parties.

Separation Costs

All costs with respect to the Separation incurred in connection with the transactions contemplated by the Separation Agreement are to be borne 100% by the Company, in accordance with the Separation Agreement, except as otherwise provided by the Tax Matters Agreement. Any costs or expenses incurred by a party for actions requested by the other party to vest in such party all of the transferring party’s right, title and interest to the assets allocated to such party will be borne by the requesting party.

Termination of Intercompany Arrangements

Except as otherwise set forth in the Separation Agreement, upon completion of the Separation, all intercompany agreements, arrangements, commitments or understandings between the Company or any of its subsidiaries (other than Seaport Entertainment and its subsidiaries), on the one hand, and Seaport Entertainment or any of its subsidiaries, on the other hand, were terminated, subject to certain exceptions.

Other Matters Governed by the Separation Agreement

Other matters governed by the Separation Agreement include, among others, confidentiality, access to and provision of records and treatment of outstanding guarantees and similar credit support.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Company and its subsidiaries agree to provide to Seaport Entertainment and its subsidiaries, on an interim, transitional basis, certain services, including, but not limited to information technology services, construction and development services, treasury services, human resources and property management. The charges for the transition services are generally expected to allow the Company to recover all internal and external costs and expenses it actually incurs in connection with providing the service without further markup and are calculated on a time and materials basis with pass-through of external costs.

The transition services are contemplated to be provided in the manner and at a level substantially consistent with that provided by the Company to Seaport Entertainment in the 12-month period preceding the Distribution Date. The term for each of the transition services to be provided under the agreement is set forth in the service schedules, and it is anticipated that all of the services will expire within 12 months following the Distribution Date. The transition services are also terminable by the service provider in the event of an uncured payment default by the service recipient, or by either party in the event of an uncured material breach by the other party. Seaport Entertainment generally can terminate any particular service prior to the scheduled expiration date, subject to a minimum notice period of 30 days.

Under the terms of the Transition Services Agreement, the Company is not be liable to Seaport Entertainment for claims under the Transition Services Agreement except for those arising out of its gross negligence or willful misconduct. Neither party will be liable for any special, punitive, indirect, incidental or consequential damages except those arising from the respective party’s gross negligence or willful misconduct.

Tax Matters Agreement

The Tax Matters Agreement governs the Company’s and Seaport Entertainment’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and certain other matters regarding taxes.

In general, the Company is responsible for all U.S. federal, state, local and foreign taxes (and any related interest, penalties or audit adjustments) that are attributable to it or its businesses for any tax period and to Seaport Entertainment or its businesses for any tax period (or portion thereof) ending before the Distribution. Taxes incurred by the Company or Seaport Entertainment relating to or arising out of any failure of the intended tax treatment of the Separation or the Distribution will be borne entirely by the Company if attributable to certain acts or omissions by the Company, inaccuracies, misrepresentations or misstatements relating to the Company or certain events involving the Company’s stock or assets and will generally be borne by Seaport Entertainment if attributable to certain acts or omissions by it, inaccuracies, misrepresentations or misstatements relating to it or certain events involving its stock or assets. Seaport Entertainment, however, will generally not bear any such taxes resulting from corporate-level taxable gain to the Company under Section 355(e) of the Internal Revenue Code of 1986, as amended (the “Code”), which would be incurred if there is a 50% or greater change in ownership, by vote or value, of the Company’s stock, Seaport Entertainment’s stock or stock of a successor of either the Company or Seaport Entertainment occurring as part of a plan or series of related transactions that includes the Distribution. Any other taxes incurred by the Company or Seaport Entertainment arising out of the Separation and the Distribution not described above will generally be shared equally by the Company and Seaport Entertainment.

The Tax Matters Agreement generally requires Seaport Entertainment to provide notice to the Company in the event Seaport Entertainment enters into or becomes aware of certain transactions pursuant to which its equity would be issued or acquired in the two years following the Distribution. To the extent Seaport Entertainment has a right to prohibit any such transaction and such transaction could reasonably be expected to result in corporate-level taxable gain to the Company under Section 355(e) of the Code, Seaport Entertainment is generally required not to permit such transaction until it and the Company, working diligently and in good faith, have made commercially reasonable efforts to identify and effectuate alternatives to such transactions that could not reasonably be expected to materially adversely affect either the Company or Seaport Entertainment.

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs, and other related matters. Pursuant to the Employee Matters Agreement, except as otherwise provided in the Transition Services Agreement, from and after the effective time of the Separation and the Distribution, the Company assumes or retains all liabilities with respect to all of its employees and former employees and all Company compensation and employee benefit plans and arrangements, and Seaport Entertainment assumes or retains all liabilities with respect to all of its employees and all Seaport Entertainment compensation and employee benefit plans and arrangements.

Equity Award Treatment

Pursuant to the Employee Matters Agreement, HHH equity-based incentive awards that are outstanding immediately prior to the Distribution are treated as follows in connection with the Distribution. The number of shares subject to (and in the case of stock options, the exercise price of) each award was adjusted in a manner intended to preserve the aggregate intrinsic value of each award immediately prior to the Distribution.

•	Stock Options. Effective as of immediately prior to the Distribution, each outstanding stock option covering shares of HHH common stock was converted into an option covering shares of HHH common stock and an option covering shares of Seaport Entertainment common stock.

•	Time-Based Restricted Stock. Effective as of immediately prior to the Distribution, each HHH time-based restricted stock award that was held by an employee or non-employee director of HHH was converted into a restricted stock award covering shares of HHH common stock, and each HHH time-based restricted stock award that was held by an employee of Seaport Entertainment was converted into a restricted stock award covering shares of Seaport Entertainment common stock.

•	Performance-Based Restricted Stock. Effective as of immediately prior to the Distribution:

o	Each HHH performance-based restricted stock award which vests based on achievement of absolute or relative HHH total shareholder return was converted into a time-based restricted stock award covering a number of shares of common stock of the holder’s post-distribution employer, based on actual achievement of the performance metrics applicable to the award as of the Distribution Date, and will continue to be subject to the original vesting period based on the holder’s continued service with his or her post-distribution employer.

o	Each HHH performance-based restricted stock award which vests based on achievement of HHH net asset value per share (“NAV”) or adjusted NAV that was held by an HHH employee was converted into an award covering shares of HHH common stock and will continue to be subject to the same terms and conditions following the effective time as applied to such award prior to the effective time of the Separation, subject to adjustment of the applicable performance goals and/or performance calculation methodology in order to reflect the Separation. Each performance-based restricted stock award which vests based on achievement of HHH NAV or adjusted NAV that was held by a Seaport Entertainment employee was converted into a time-based restricted stock award covering a number of shares of Seaport Entertainment common stock based on the original number of shares subject to the award at the time of grant and will continue to be subject to the original vesting period following the distribution based on the holder’s continued service with Seaport Entertainment.

Cash Incentive Programs

In connection with the Distribution, Seaport Entertainment assumed responsibility for cash bonus and incentive payments to its employees with respect to performance periods under HHH programs that were open as of the effective time of the Separation and any unpaid amounts that such employees had earned under such programs prior to the Distribution Date.

Retirement, Health and Welfare Plans

In connection with the Distribution, Seaport Entertainment ceased to participate in HHH’s 401(k) plan as of the effective date of the Separation, and Seaport Entertainment will establish a 401(k) plan for the benefit of Seaport Entertainment employees. Pursuant to the Transition Services Agreement, Seaport Entertainment employees will continue to participate in HHH’s health and welfare plans until December 31, 2024, subject to Seaport Entertainment’s reimbursement obligations to HHH thereunder. Following such transition period, Seaport Entertainment will establish and maintain health and welfare plans for the benefit of its employees.

Non-Qualified Deferred Compensation Plans

In connection with the Distribution, Seaport Entertainment employees ceased to be eligible to make future deferrals under the HHH non-qualified deferred compensation plan, and Seaport Entertainment will establish a deferred compensation plan for the benefit of its employees. The account balances of Seaport Entertainment employees will be transferred from the HHH non-qualified deferred compensation plan to Seaport Entertainment’s non-qualified deferred compensation plan.

Termination

After the Distribution, the term of the Employee Matters Agreement is indefinite, and it may only be terminated with the prior written consent of both parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Distribution Date, the Company completed the previously announced Separation of Seaport Entertainment. Effective as of 11:59 p.m., Eastern time, on the Distribution Date, 100% of the outstanding shares of Seaport Entertainment common stock were distributed, on a pro rata basis, to our stockholders as of the close of business on the Record Date. On the Distribution Date, each of our stockholders received one share of Seaport Entertainment common stock for every nine shares of HHH common stock held by such stockholder on the Record Date.

Item 8.01	Other Events.

On August 1, 2024, the Company issued a press release announcing the completion of the Separation and the Distribution. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Separation Agreement, dated July 31, 2024, between Howard Hughes Holdings Inc. and Seaport Entertainment Group Inc.
10.1	Transition Services Agreement, dated July 31, 2024, between Howard Hughes Holdings Inc. and Seaport Entertainment Group Inc.
10.2	Tax Matters Agreement, dated July 31, 2024, between Howard Hughes Holdings Inc. and Seaport Entertainment Group Inc.
10.3	Employee Matters Agreement, dated July 31, 2024, between Howard Hughes Holdings Inc. and Seaport Entertainment Group Inc.
99.1	Press release, dated August 1, 2024, announcing the completion of the Separation and the Distribution
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
	Name:	Joseph Valane
	Title:	General Counsel & Secretary

Date:	August 1, 2024